SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2002

C.H. ROBINSON WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23189	41-1883630
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8100 South Mitchell Road, Eden Prairie, Minnesota 55344-2248

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 937-8500

Not Applicable

(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On June 18, 2002, C.H. Robinson Worldwide, Inc. (the “Company”) dismissed Arthur Andersen LLP (“Arthur Andersen”) as the Company’s independent public accountants and engaged Deloitte & Touche LLP to serve as the Company’s independent public accountants for fiscal 2002. The decision to change independent public accountants was recommended by the Audit Committee and approved by the Board of Directors of the Company.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the fiscal years ended 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended 2001, 2000 and 1999 and through June 18, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter, dated June 18, 2002, stating its agreement with such statements.

During the fiscal years ended 2001 and 2000 and through the date of the Company’s decision, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

Exhibit No.	Description
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 18, 2002.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2002

C.H. ROBINSON WORLDWIDE, INC.

By:	/s/ CHAD LINDBLOOM
Chad Lindbloom Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated June 18, 2002.